Exhibit 23.2

May 11, 2012

CONSENT OF INDEPENDENT REGISTERED CERTIFIED PUBLIC ACCOUNTING FIRM

US Securities and Exchange Commission

Washington, DC 20549

Ladies and Gentlemen:

We hereby consent to the incorporation and use in this Registration Statement of Dream Homes Limited on Form S-1 (Amended) of our audit report, dated March 19, 2012, relating to the accompanying audited financial statements (and related statements included therein) as of December 31, 2011, 2010 and 2009, which appear in such Registration Statement.

We also consent to the reference to our Firm under the title “Interests of Named Experts and Counsel” in the Registration Statement S-1 and the Prospectus.

/s/ LGG & Associates, PC

LGG & ASSOCIATES, PC

Lawrenceville, Georgia

May 11, 2012